Exhibit 4.1

SMTC CORPORATION

and

COMPUTERSHARE INC.,

as Rights Agent

TAX BENEFITS PRESERVATION PLAN

Dated as of December 29, 2014

Table of Contents

1. Certain Definitions	2
2. Appointment of Rights Agent	10
3. Evidence and Transfer of Rights	10
3.1. Prior to Distribution Date	10
3.2. After Distribution Date	10
3.3. Summary of Rights	10
3.4. Stock Then Outstanding on the Record Date	11
3.5. Future Issuances of Stock; Stock Legends	11
4. Rights Certificates	12
4.1. Form of Rights Certificates	12
4.2. Legends	12
5. Countersignature and Registration	12
6. Replacement of Rights Certificates	13
6.1. Transfer, Split-up, Combination and Exchange of Rights Certificates	13
6.2. Mutilated, Destroyed, Lost or Stolen Rights Certificates	14
7. Exercise of Rights; Purchase Price; Expiration Date of Rights	14
7.1. Exercise of Rights	14
7.2. Purchase Price	14
7.3. Duties of Rights Agent Upon Exercise	14
7.4. Partial Exercise	15
7.5. Rights Owned by Acquiring Person or Disqualified Transferee Null and Void	15
7.6. Proper Exercise Required	15
8. Cancellation and Destruction of Rights Certificates	16
9. Reservation	16
9.1. Reservation and Availability of Preferred Stock	16
9.2. Best Efforts to List Shares Issuable Upon Exercise	16
9.3. Duly Authorized, Fully Paid, Nonassessable Shares	16
9.4. Taxes	17
9.5. Registration of Securities Issuable Upon Exercise of Rights	17
10. Issuance of Stock Upon Exchange; No Rights as Stockholder Until Exercise	18
11. Adjustments to Rights	18
11.1. Stock Splits; Flip-in Provisions	18
11.2. Issuance of Other Rights to Purchase Preferred Stock	21

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11.3. Distributions of Cash or Other Assets	22
11.4. Determination of Current Market Price and Closing Price	22
11.5. Minor Adjustments; Calculation Precision; Purchase Price Reductions	23
11.6. Comparable Adjustments upon Substitution of Securities	23
11.7. Status of Rights Certificates After a Purchase Price Adjustment	23
11.8. Status of Rights Certificates After Certain Adjustments	24
11.9. Option to Adjust Number of Rights	24
11.10. No Obligation to Re-Issue Adjusted Right Certificates	24
11.11. Adjustments Below Par Value	25
11.12. Delay in Issuance of Rights Until Occurrence of Adjustment Event	25
11.13. Adjustments to Purchase Price for Tax Reasons	25
11.14. No Prejudice of Rights Through Business Combinations	25
11.15. Adjustment of Rights upon Common Stock Dividend, Split or Combination	26
12. Certificate of Adjustments	26
13. Fractional Rights and Fractional Shares	27
13.1. Cash in Lieu of Fractional Rights	27
13.2. Cash in Lieu of Fractional Shares Upon Exercise	27
13.3. Waiver of Right to Fractions	27
14. Rights of Action	28
15. Agreement of Rights Holders	28
16. Rights Holder Not Deemed a Stockholder	29
17. Payment and Indemnification of the Rights Agent	29
18. Merger or Consolidation or Change of Name of Rights Agent	29
19. Rights and Duties of Rights Agent	30
19.1. Consultation with Legal Counsel	30
19.2. Officers’ Certificate	30
19.3. Liability	30
19.4. No Liability for Facts or Recitals	31
19.5. Limitations on Responsibility	31
19.6. Further Assurances by the Company	31
19.7. Authorization to Rely upon Instructions	31
19.8. Transactions with the Company	32
19.9. No Liability for Acts of Agents	32
19.10. No Financial Risk	32

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19.11. Acting on Void Rights	32
19.12. No Liability to Third Parties	32
20. Change of Rights Agent	33
21. Issuance of New Rights Certificates	34
22. Redemption and Termination	34
23. Exchange	35
23.1. Exchange Option	35
23.2. Termination of Right to Exercise; Notices	35
23.3. Substitution for Common Stock	36
23.4. Authorization of Additional Shares	36
23.5. No Fractions	36
24. Notice of Proposed Actions	36
25. Notices	38
26. Supplements and Amendments	38
27. Successors	39
28. Determinations and Actions by the Board; Etc	39
29. Benefits of this Plan	39
30. Severability	39
31. Governing Law	40
32. Counterparts	40
33. Descriptive Headings	40
34. Force Majeure	40
35. USA PATRIOT Act Notice	40

EXHIBITS

Exhibit A: Form of Certificate of Designations, Preferences and Rights of Preferred Stock

Exhibit B: Form of Rights Certificates

Exhibit C: Summary of Rights

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TAX BENEFITS PRESERVATION PLAN

This Tax Benefits Preservation Plan dated as of December 29, 2014 (the “Plan”) is between SMTC Corporation, a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation, as rights agent (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, the Company has generated substantial operating losses and other tax attributes in previous years which, under the Internal Revenue Code of 1986, as amended (the “Code”) and rules promulgated by the Internal Revenue Service, the Company may in certain circumstances use to offset current and future earnings and thus reduce its future federal income tax liability (subject to certain requirements and restrictions); and

WHEREAS, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code and the Treasury Regulations thereunder or any successor or replacement provisions (“Section 382”), its ability to use the Tax Attributes (as hereinafter defined) could be substantially limited or lost altogether; and

WHEREAS, the Company believes that the Tax Attributes are a substantial asset of the Company and that it is in the best interest of the Company and its stockholders that the Company provide for the protection of the Tax Attributes on the terms and conditions set forth herein; and

WHEREAS, the Company desires to avoid an “Ownership Change” and, in furtherance of such objective, the Company wishes to enter into this Plan; and

WHEREAS, on December 29, 2014 the Board of Directors of the Company (the “Board”) authorized the issuance of rights (collectively, the “Rights,” and individually a “Right”), each Right being a right to purchase, on the terms and subject to the provisions of this Plan, one one-hundredth of a share of the Company’s Preferred Stock (as hereinafter defined); and

WHEREAS, on December 29, 2014 (the “Declaration Date”) the Board (a) authorized and declared a dividend distribution of one Right for every share of Common Stock (as hereinafter defined), $.01 par value per share, of the Company then outstanding at the Close of Business (as hereinafter defined) on January 12, 2015 (the “Dividend Record Date”) and (b) authorized the issuance of, and agreed to issue, one Right (as such number may be adjusted in accordance with Section 11.9 or 11.15 hereof) for every share of Common Stock of the Company issued between the Dividend Record Date and the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined), upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Board intends to submit the Plan to stockholders of the Company for ratification at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) and may elect to extend the Plan for one or more successive three-year periods by re-submitting the Plan (together with any supplements or amendments) to the stockholders of the Company for ratification at one or more Annual Meetings of the Company’s Stockholders prior to the expiration date of the Plan; and

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WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof.

PLAN

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.                  Certain Definitions.

For purposes of this Plan, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who, together with all Affiliates of such Person, shall be the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding (as calculated herein), but shall not include:

(a)                the Company;

(b)               any Subsidiary of the Company;

(c)                any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company;

(d)               any Person organized, appointed, or established by the Company or a Subsidiary of the Company pursuant to the terms of any plan or arrangement described in clause (c) above; or

(e)                any Person who would otherwise be an Acquiring Person upon the adoption of this Plan, unless and until such Person, or any Affiliate of such Person, acquires Beneficial Ownership of any additional Stock after adoption of this Plan (other than pursuant to a stock dividend or a stock split), in which case such Person shall be an Acquiring Person.

Notwithstanding the foregoing:

(a)                if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board) or enters into a written agreement with the Company to divest a sufficient number of shares of Common Stock, in the manner determined by the Board in its sole discretion, so that such Person, together with such Person’s Affiliates, would no longer be an “Acquiring Person, ”as defined herein (provided that such divestiture may be subject to terms and conditions satisfactory to the Board), then such Person shall not be deemed to be or to have been an “Acquiring Person” for any purposes of this Plan;

(b)               no Person shall become an “Acquiring Person” as the result of an acquisition by the Company of Common Stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 4.99% or more of the shares of Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares (other than pursuant to a stock split, stock dividend or similar transaction) of Stock and immediately thereafter be the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding, then such Person shall be deemed to be an “Acquiring Person;”

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(c)                if the Board determines that characterizing a Person who would otherwise be an “Acquiring Person,” as an “Acquiring Person” would adversely impact the availability of the Company’s Tax Attributes to a greater extent than not characterizing such Person as an “Acquiring Person,” then in each case, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Plan unless and until such Person shall again become an “Acquiring Person”; and

(d)               an “Acquiring Person” shall not include any Person who or which the Board determines prior to the time such Person would otherwise be an Acquiring Person, should be exempted from this definition, unless and until such Person acquires Beneficial Ownership of any additional shares of Stock other than pursuant to a stock split, stock dividend or similar transaction; provided, however, that the Board may make such exemption subject to such conditions, if any, which the Board may determine.

In determining whether a Person or Persons owns 4.99% or more of the shares of Common Stock then outstanding for all purposes of this Plan, all of the Stock owned or deemed owned by such Person or Person shall be taken into account in the numerator and only the Common Stock then outstanding shall be taken into account in the denominator. Without limiting the foregoing, any Person or Persons shall be treated as owning 4.99% or more of the shares of Common Stock then outstanding if, in the determination of the Board, that Person or Persons would be treated as a “5-percent shareholder” for purposes of Section 382 (substituting “4.99”for “five” or “5”each time “five” or “5”is used in or for purposes of Section 382).

“2015 Annual Meeting” shall have the meaning set forth in the preamble to this Plan.

“Act” shall mean the Securities Act of 1933 (or any successor act), as amended and as may from time to time be in effect.

“Affiliate,” with respect to any Person, shall mean any other Person who is, or who would be deemed to be, an “affiliate” or an “ associate” of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and to the extent not included within the foregoing clause of this Section, shall also include, with respect to any Person, any other Person (whether or not an Exempt Person) whose Stock would be deemed constructively or otherwise owned by, or otherwise aggregated with shares owned by, such first Person or owned by a single “entity” pursuant to the provisions of Section 382, provided, however, that a Person will not be deemed to be the Affiliate of another Person solely because either or both Persons are or were directors of the Company.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “Beneficial Ownership” of, any securities:

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(a)                which such Person or any of such Person’s Affiliates has, directly or indirectly, “beneficial ownership” of within the meaning of Section 13d-3 of the General Rules and Regulations under the Exchange Act;

(b)               which such Person or any of such Person’s Affiliates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) (including any purchase orders for Stock initiated prior the first public announcement of the adoption of this Plan) or upon the exercise of conversion, exchange or other rights, warrants or options (including, without limitation, within the meaning of Section 382), or otherwise;

(c)                which such Person or any of such Person’s Affiliates has, directly or indirectly, the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security for purposes of clause (c) of this definition as a result of either:

(1) an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:

(i)                 arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act; and

(ii)               is not also then reportable by such Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report); or

(2) securities issued or issuable pursuant to any employee benefit plan of the Company or any Subsidiary of the Company or any employment agreement, arrangement or other understanding between the Company or any Subsidiary of the Company and any Person or any of such Person’s Affiliates;

or

(d)               which are beneficially owned, directly or indirectly, by any other Person or any Affiliate thereof with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except pursuant to a revocable proxy or in connection with a proxy or consent solicitation described in the proviso to clause (c) of this definition) or disposing of any securities of the Company;

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To the extent not included within the foregoing provisions of this Section, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” or have “beneficial ownership” of, securities which such Person (i) would be deemed to constructively or otherwise own, or which would otherwise be aggregated with shares owned or beneficially owned by such Person, for purposes of Section 382, or (ii) would be deemed to have a direct or indirect economic or pecuniary interest, including, without limitation, interests or rights acquired through derivative, hedging or similar transactions relating to such securities with a counterparty, as determined by the Board in its sole and absolute discretion.

Notwithstanding the foregoing:

(a)                for purposes of this definition a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own”:

(i)                 securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange;

(ii)               securities issuable upon exercise of Rights at any time prior to the occurrence of a Common Stock Event; or

(iii)             securities issuable upon exercise of Rights which were held by a Person or such Person’s Affiliates prior to the Distribution Date as long as such Person is not responsible for the occurrence of the Common Stock Event giving rise to the Distribution Date;

(b)               no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person’s participation as an underwriter in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition;

(c)                no Person that is an officer or director of the Company, solely by reason of their status as such, shall constitute a group notwithstanding that they may be Affiliates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act or to be deemed to own securities owned by another officer or director of the Company.

“Board” shall have the meaning set forth in the preamble to this Plan.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York, the State of New Jersey or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

“Closing Price” shall have the meaning set forth in Section 11.4 hereof.

“Code” shall have the meaning set forth in the preamble to this Plan.

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“Common Stock” shall mean the Common Stock, $.01 par value per share, of the Company, except that “Common Stock” when used with respect to any Person other than the Company shall mean either (a) the capital stock or other equity interest of such Person with the greatest voting power, or (b) the equity securities or other equity interests having power to control or direct the management and affairs of such Person, or if such Person is a Subsidiary of another Person, the Person (x) who ultimately controls such Person that is the Subsidiary and (y) which has outstanding such common stock (or such other capital stock, equity securities or interests). “Common Stock” when used with reference to any Person not organized in corporate form shall mean units of beneficial interest which (x) shall represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (y) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove or otherwise replace the manager or managers, general partner, or partners or persons or entities performing similar functions.

“Common Stock Equivalents” shall have the meaning set forth in Section 11.1.3(b)(iii) hereof.

“Common Stock Event” shall mean when any Person, alone or together with such Person’s Affiliates, at any time after the Declaration Date becomes an Acquiring Person.

“Company” shall have the meaning set forth in the preamble to this Plan.

“Current Market Price” shall have the meaning set forth in Section 11.4 hereof.

“Current Value” shall have the meaning set forth in Section 11.1.3 hereof.

“Declaration Date” shall have the meaning set forth in the preamble to this Plan.

“Directors” shall mean the members of the Board.

“Disqualified Transferee” shall mean any Person who is a direct or indirect transferee of any Right from an Acquiring Person or an Affiliate of an Acquiring Person and who became such a transferee (a) after the occurrence of a Common Stock Event or (b) prior to or concurrently with the Acquiring Person becoming such and received such Right pursuant to a transfer (whether or not for value) (x) from the Acquiring Person to holders of its Stock or other equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Right, the shares of Stock associated with such Rights or the Company, or (y) which a majority of the Board determines is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect, the avoidance of Section 7.5 hereof.

“Distribution Date” shall mean the date which is the later of (a) the earlier of the close of business (i) the 10th calendar day following the Stock Acquisition Date or (ii) the 10th Business Day following the Offer Commencement Date or (b) such specified or unspecified date thereafter which is on or after the Dividend Record Date, as may be determined by a majority of the Board.

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“Dividend Record Date” shall have the meaning set forth in the preamble to this Plan.

“Equivalent Preferred Stock” shall have the meaning set forth in Section 11.2 hereof.

“Excess Amount” shall have the meaning set forth in Section 11.1.3 hereof.

“Excess Common Shares” shall have the meaning set forth in Section 23.4 hereof.

“Excess Exchange Shares” shall have the meaning set forth in Section 23.1 hereof.

“Excess Flip-In Shares” shall have the meaning set forth in Section 11.1.2 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934 (or any successor act), as in effect on the Declaration Date.

“Exchange Date” shall mean the time at which Rights are exchanged as provided in Section 23 hereof.

“Exchange Ratio” shall have the meaning set forth in Section 23.1 hereof.

“Exempt Person” shall mean a Person whose Beneficial Ownership (together with all Affiliates of such Person) of 4.99% or more of the Common Stock then-outstanding will not, as determined by the Board in its sole discretion, jeopardize or endanger the availability to the Company of the Tax Attributes, provided, however, that such a Person will cease to be an “Exempt Person” if the Board makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates of such person) on the availability to the Company of the Tax Attributes.

“Expiration Date” shall mean the earliest of (i) the Close of Business on December 29, 2015, provided, that if the Plan is submitted to the stockholders of the Company for ratification at the 2015 Annual Meeting (or any adjournment or postponement thereof), then the Plan will be extended to the Close of Business on the third anniversary of the date of this Plan if the Plan is approved by the affirmative vote of a majority of shares of Common Stock of the Company present in person or represented by proxy at the 2015 Annual Meeting (or any adjournment or postponement thereof) and will be extended for one or more successive three-year periods expiring on the Close of Business on the date of the anniversary of the Plan three years thereafter if, prior to the expiration of the then current three-year period, the Plan, together with any supplement or amendment thereof, is submitted to the stockholders of the Company for ratification at one or more Annual Meetings of the Company’s Stockholders and the Plan (together with any supplements or amendments) is approved by the affirmative vote of a majority of shares of Common Stock of the Company present in person or represented by proxy at such Annual Meeting of the Company’s Stockholders (or any adjournment or postponement thereof), (ii) the Close of Business on the first Business Day following the date on which the Plan is submitted to the stockholders of the Company for ratification at the Company’s Annual Meeting of Stockholders if the Plan is not approved by the affirmative vote of a majority of shares of Common Stock of the Company present in person or represented by proxy at that Annual Meeting of Stockholders (or any adjournment or postponement thereof), (iii) the Redemption Date, (iv) the Exchange Date, (v) the consummation of a reorganization transaction entered into by the Company resulting in the imposition of stock transfer restrictions that the Board determines will provide protection for the Company’s Tax Attributes similar to that provided by this Plan, (vi) Close of Business on the effective date of the repeal of Section 382 (but excluding the repeal or withdrawal of any Treasury Regulations thereunder), or any other change, if the Board determines that this Plan is no longer necessary or desirable for the preservation of Tax Attributes, or (vii) the beginning of a taxable year of the Company to which the Board determines that no Tax Attributes may be carried forward. Notwithstanding the foregoing, the Plan will be terminated and be of no further force and effect if not approved by the stockholders of the Company at the 2015 Annual Meeting or within a reasonable time thereafter prior to any Distribution Date.

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“Offer Commencement Date” shall mean the date of the commencement by any Person, other than (a) the Company, (b) a Subsidiary of the Company, (c) any employee benefit plan of the Company or of any Subsidiary of the Company or (d) any Person organized, appointed, or established by the Company or such Subsidiary pursuant to the terms of any such plan, of a tender or exchange offer (including when such offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) if upon consummation thereof such Person and Affiliates thereof would be the Beneficial Owner of 4.99% or more of the then outstanding shares of Common Stock (including any such date which is after the date of this Plan and prior to the issuance of the Rights on the Dividend Record Date or thereafter).

“Officers’ Certificate” has the meaning set forth in Section 19.2 hereof.

“Other Consideration” has the meaning set forth in Section 6.1 hereof.

“Patriot Act” has the meaning set forth in Section 35 hereof.

“Permitted Offer” shall mean a tender or exchange offer for all outstanding Common Shares made in the manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided that a majority of the disinterested Directors then in office has determined that the offer is both adequate and otherwise in the best interests of the Company and its stockholders (taking into account all factors that such Directors deem relevant, including without limitation prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value).

“Person” shall mean (a) a company, corporation, association, partnership, joint venture, limited liability company, trust, estate, organization, business, entity or individual, and shall include any successor (by merger or otherwise) thereto (b) a “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act, or (c) any group of Persons that have a formal or informal understanding among themselves to make a “coordinated acquisition” of shares of Stock, or any Person or Persons that is or are otherwise treated as an “entity” each within the meaning of Section 382, as determined by the Board.

“Preferred Stock” shall mean the series of preferred stock, $.01 par value per share, of the Company designated Series A Participating Preferred Stock, having the rights and preferences set forth in the form of Certificate of Designations, Preferences and Rights of Preferred Stock attached hereto as Exhibit A.

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“Purchase Price” shall have the meaning set forth in Section 7.2 hereof.

“Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 22 hereof.

“Redemption Price” shall have the meaning set forth in Section 22 hereof.

“Reduced Threshold” shall have the meaning set forth in Section 26 hereof.

“Rights” shall have the meaning set forth in the preamble to this Plan.

“Rights Agent” shall have the meaning set forth in the preamble of this Plan subject to the appointment of a successor Rights Agent pursuant to Section 20 hereof.

“Rights Certificates” shall have the meaning set forth in Section 3.2 hereof.

“Section 382” shall have the meaning set forth in the preamble to this Plan.

“Stock” shall mean the Common Stock.

“Stock Acquisition Date” shall mean the earlier of (a) the date of the first public announcement by an Acquiring Person or the Company that an Acquiring Person has become such (including the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such becomes available to the public) or (b) the date on which a majority of the Directors have actual knowledge that an Acquiring Person has become such; provided, however, that if such Person is determined not to have become an Acquiring Person pursuant to this Section 1 then no Stock Acquisition Date shall be deemed to have occurred.

“Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

“Substitution Period” shall have the meaning set forth in Section 11.1.4 hereof.

“Summary of Rights” shall have the meaning set forth in Section 3.3 hereof.

“Tax Attributes” shall mean the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries.

The term, “then outstanding”, when used with reference to the percentage of the then outstanding securities beneficially owned by a Person, shall mean the number of securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person or any of such Person’s Affiliates would be deemed to beneficially own hereunder.

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“Trading Day” shall mean a day on which the principal national securities exchange or comparable system which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange or comparable system, a day which is a Business Day.

“Trust” shall have the meaning set forth in Section 23.1 hereof.

“Trust Agreement” shall have the meaning set forth in Section 23.1 hereof.

2.                  Appointment of Rights Agent.

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon 10 days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent. If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be determined by the Company.

3.                  Evidence and Transfer of Rights.

3.1.            Prior to Distribution Date. Until the Distribution Date, (a) the Rights will be evidenced by the certificates representing shares of Stock registered in the names of the holders of the Stock (which certificates shall be deemed also to be certificates for the associated Rights) and not by separate rights certificates, and the registered holders of the Stock shall also be the registered holders of the associated Rights and (b) the Rights will be transferable only in connection with the transfer of the associated shares of Stock.

3.2.            After Distribution Date. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following, and has provided the Rights Agent with all necessary information (and if the Rights Agent is not also the transfer agent and registrar of Stock, has provided the Rights Agent with the names and addresses of all record holders of Stock), the Rights Agent will send by first class, insured, postage-prepaid mail, to each record holder of the Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing in the aggregate that number of Rights to which such holder is entitled in accordance with the provisions of this Plan. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Rights are exercisable only in accordance with the provisions of Section 7 hereof and are redeemable only in accordance with Section 22 hereof.

3.3.            Summary of Rights. As soon as practicable after the Dividend Record Date, the Company will make available a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to any holder of Rights who may request it from time to time prior to the Expiration Date.

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3.4.            Stock Then Outstanding on the Record Date. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates representing shares of the Stock then outstanding on the Dividend Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Stock represented by such certificate.

3.5.            Future Issuances of Stock; Stock Legends. Rights shall be issued in respect of all shares of Common Stock issued by the Company (whether originally issued or delivered from the Company’s treasury) after the Dividend Record Date but prior to the earliest of (a) the Distribution Date, (b) the Expiration Date or (c) the redemption of the Rights. Certificates representing such shares of Stock and certificates issued on transfer of any shares of Stock, with or without a copy of the Summary of Rights, prior to the Distribution Date (or earlier expiration or redemption of the Rights) shall be deemed also to be certificates for the associated Rights, and commencing as soon as reasonably practicable following the Dividend Record Date shall bear the following legend (or a legend substantially in the form thereof):

“This certificate also evidences and entitles the holder to Rights set forth in a Tax Benefits Preservation Plan between the issuer and Computershare Inc., as Rights Agent (the “Rights Agent”), dated as of December 29, 2014 (the “Plan”), the terms of which are incorporated herein by reference and a copy of which is on file at the office of the Rights Agent designated for such purpose. The Rights Agent will mail to the registered holder of this certificate a copy of the Plan, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Plan, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Plan, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Plan and generally relating to the ownership or purchase of certain shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.

Until the Distribution Date (as defined in the Plan) or the earlier redemption, expiration or termination of the Rights, the Rights associated with the Stock shall be evidenced by the Stock certificates alone and the registered holders of Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Stock represented by such certificate.”

With respect to such certificates containing the foregoing legend, the Rights associated with the Stock represented by such certificates shall be evidenced by such certificates alone until the earlier of the Distribution Date, the Expiration Date or the Redemption Date, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Stock represented by such certificates. The failure to print the foregoing legend on any such certificate representing Stock or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7.5 hereof, the enforceability of any other part of this Agreement or the rights of any holder of the Rights. In the event that the Company purchases or acquires any Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Stock which are no longer outstanding.

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4.                  Rights Certificates.

4.1.            Form of Rights Certificates. The Rights Certificates (and the form of assignment and the form of exercise notice and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 21 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Dividend Record Date (or, if the shares to which the Rights are attached are issued thereafter, such date of issuance), shall include the date of countersignature and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the amount and type of securities issuable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

4.2.            Legends. Subject to Section 7.5, any Rights Certificate issued pursuant to Section 3.2 or 21 hereof that represents Rights beneficially owned by (a) any Acquiring Person or any Affiliate of an Acquiring Person, or (b) any Disqualified Transferee, and any other Rights Certificate issued pursuant to Section 6 or 11 hereof upon the transfer, exchange, replacement or adjustment of any such Rights Certificate, shall contain (to the extent the Rights Agent has actual knowledge thereof and to the extent feasible) a legend in substantially the following form:

“The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate (which includes both affiliates and associates) of an Acquiring Person (as each such term is defined in the Tax Benefits Preservation Plan between the issuer and Computershare Inc., as Rights Agent, dated as of December 29, 2014 (the “Plan”)). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7.5 of the Plan. The Rights Agent will mail to the registered holder of this certificate a copy of the Plan as in effect on the date of such mailing, without charge upon written request.”

In the event that the Rights become exercisable, the Rights Agent and the Company will agree upon a reasonable procedure for determining which Rights will be so legended.

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5.                  Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or facsimile thereof which shall be attested by the Treasurer or an Assistant Treasurer or Secretary or Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Plan any such person was not such an officer. Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses (as reflected in the records of, and as provided to the Rights Agent by, the Company) of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of countersignature thereof by the Rights Agent.

6.                  Replacement of Rights Certificates.

6.1.            Transfer, Split-up, Combination and Exchange of Rights Certificates. Subject to the provisions of Sections 4.2 and 7.5 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the earlier of the Close of Business on the Expiration Date or the redemption of the Rights, any Rights Certificate may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Common Stock Event, Stock and/or such other securities, cash, or other assets as shall be issuable in respect of the Rights in accordance with the terms of this Plan (such other securities, cash or other assets being referred to herein as “Other Consideration”)) as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner from whom the Rights evidenced by such Rights Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company or the Rights Agent shall reasonably request. Thereupon, subject to Sections 4.2, and 13 hereof, the Company shall execute and the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holders of Rights of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates which the Company is not required to pay in accordance with Section 9.4 hereof. The Rights Agent shall have no duty or obligation under any Section of this Plan or Exhibit incorporated by reference herein requiring the payment of any taxes or charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

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6.2.            Mutilated, Destroyed, Lost or Stolen Rights Certificates. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, the receipt of indemnity or security satisfactory to them, and upon reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

7.                  Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1.            Exercise of Rights. Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the Close of Business on the Expiration Date. Immediately after the Close of Business on the Expiration Date (or the earlier redemption of the Rights), all Rights shall be extinguished and all Rights Certificates shall become null and void. To exercise Rights, the registered holder of the Rights Certificate evidencing such Rights shall surrender such Rights Certificate, with the form of election to purchase on the reverse side thereof and the certificate contained therein duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash, only if by electronic or wire transfer, or by certified check or bank check, of the Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or, after a Common Stock Event, shares and/or similar units of Stock or Other Consideration) as to which the Rights are exercised (which payment shall include any additional amount payable by such Person in accordance with Section 9.4 hereof). The Rights Agent shall promptly deliver to the Company all payments of the Purchase Price received in respect of Rights Certificates accepted for exercise.

7.2.            Purchase Price. The purchase price for each one one-hundredth of a share of Preferred Stock issuable pursuant to the exercise of a Right (the “Purchase Price”) shall initially be $1.94, shall be subject to adjustment as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America.

7.3.            Duties of Rights Agent Upon Exercise. Subject to Section 11.1.2, upon receipt of a Rights Certificate representing the Rights, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment of the Purchase Price, with respect to each Right so exercised, the Rights Agent, subject to Sections 7.5, 11.1.3 and 19.11 hereof, shall thereupon:

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(a)                requisition from any transfer agent of the Preferred Stock (or Common Stock, as the case may be) (or from the Company if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) certificates for the total number of one one-hundredths of a share of Preferred Stock (or Common Stock, as the case may be) to be purchased, and the Company hereby irrevocably authorizes such transfer agent to comply with any such request,

(b)               after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated in writing by such holder, and

(c)                when necessary to comply with this Plan, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 13 hereof and after receipt deliver such cash to or upon the order of the registered holder of such Rights Certificate.

After the occurrence of a Common Stock Event, the Company shall make all necessary arrangements so that any Other Consideration then deliverable in respect of the Rights is available for distribution by the Rights Agent. For purposes of this Section 7, the Rights Agent shall be entitled to rely, and shall be protected in relying, on an Officers’ Certificate from the Company to the effect that the Distribution Date has occurred.

7.4.            Partial Exercise. Subject to Sections 4.2, and 13 hereof, in case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be executed and delivered by the Company to the Rights Agent and countersigned and delivered by the Rights Agent to the registered holder of such Rights Certificate or to such holder’s duly authorized assigns.

7.5.            Rights Owned by Acquiring Person or Disqualified Transferee Null and Void. Notwithstanding anything in this Plan to the contrary, from and after the first occurrence of a Common Stock Event, any Rights beneficially owned by (a) an Acquiring Person or an Affiliate of an Acquiring Person or (b) a Disqualified Transferee shall become null and void and such Rights shall be deemed to be not outstanding without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Plan or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7.5 and Section 4.2 hereof are complied with, but the Company shall have no liability to any holder of Rights Certificates or other Person, and none of the terms of this Plan or the Rights shall be deemed to be waived with respect to such holder or other Person, as a result of any failure by the Company to make any determinations with respect to an Acquiring Person or any Affiliate of an Acquiring Person or Disqualified Transferees hereunder or any failure to have a legend placed on any Rights Certificate in accordance with Section 4.2 hereof or on any Stock certificate in accordance with Section 3.5 hereof.

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7.6.            Proper Exercise Required. Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless such holder shall have (a) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (b) provided such additional evidence of the identity of the Beneficial Owner from whom the Rights evidenced by such Rights Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company or the Rights Agent shall reasonably request.

8.                  Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of and accepted for exercise (including certificates submitted pursuant to Section 7.4 hereof), or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or retired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or may, at the written request of the Company, but shall not be required to, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9.                  Reservation

9.1.            Reservation and Availability of Preferred Stock. The Company covenants and agrees that on and after the Distribution Date, it shall use reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (or, following the occurrence of a Common Stock Event, out of its authorized and unissued shares of Common Stock and/or Other Consideration, or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (or, following a Common Stock Event, shares of Common Stock and/or Other Consideration) that, except as provided in Section 11.1.3 hereof, would then be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the reservation of such shares shall be subject and subordinate to any other reservation of such shares made by the Company at any time for any lawful purpose; provided, further, however, that in no event shall such failure to so reserve shares affect the rights of any holder of Rights hereunder.

9.2.            Best Efforts to List Shares Issuable Upon Exercise. The Company covenants and agrees that on and after the Distribution Date so long as the Preferred Stock (or, following a Common Stock Event, shares and/or similar units of Common Stock and/or Other Consideration) issuable upon the exercise of Rights may be listed on any national securities exchange or comparable system, the Company shall use its best efforts to cause all shares (or similar units) reserved for such issuance to be listed on such exchange or comparable system upon official notice of issuance upon such exercise.

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9.3.            Duly Authorized, Fully Paid, Nonassessable Shares. The Company covenants and agrees that it shall take all such action as may be necessary to ensure that each one one-hundredth of a share of Preferred Stock (or, following a Common Stock Event, each share and/or similar unit of Common Stock or Other Consideration delivered upon exercise of Rights) shall, at the time of delivery of the certificates for such shares (or units), subject to payment in full of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

9.4.            Taxes. The Company covenants and agrees that it shall pay when due and payable any and all taxes and transfer charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Common Stock or Other Consideration) upon the exercise of Rights; provided, however, that the Company shall not be required to pay any such tax or transfer charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or in the issuance or delivery of certificates for any shares of Preferred Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Common Stock or Other Consideration) in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for any shares of Preferred Stock (and, following the occurrence of a Common Stock Event, any shares and/or similar units of Common Stock or Other Consideration) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender thereof) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

9.5.            Registration of Securities Issuable Upon Exercise of Rights. The Company shall use its best efforts (a) to file, as soon as practicable following the earliest date after the first occurrence of a Common Stock Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Plan, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities issuable upon exercise of the Rights on an appropriate form, (b) to cause such registration statement to become effective as soon as practicable after such filing and (c) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (i) the date as of which the Rights are no longer exercisable for such securities, or (ii) the Expiration Date or earlier redemption of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states of the United States in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (a) of this Section 9.5, the exercisability of the Rights in order to prepare and file such registration statement or to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9.5 and give the Rights Agent a copy of such announcement. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

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10.              Issuance of Stock Upon Exchange; No Rights as Stockholder Until Exercise. Each Person in whose name any certificate for any shares of Preferred Stock (or, following the occurrence of a Common Stock Event, shares and/or similar units of Common Stock or Other Consideration) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or such shares and similar units of Common Stock and/or Other Consideration, as the case may be) represented thereby, and such certificate shall be dated the date which is the later of (a) the date upon which the Rights Certificate evidencing such Rights was duly surrendered, or (b) the date upon which payment of the Purchase Price (and any applicable taxes or charges) in respect thereof was made; provided, however, that if such date is a date upon which the relevant transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or Other Consideration) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open; provided, further, that the Company covenants and agrees that it shall not close such transfer books for a period exceeding ten consecutive days. Prior to the exercise of the Rights evidenced thereby (which shall be deemed to have occurred on the date such certificate for shares and/or similar units of Preferred Stock, Common Stock or Other Consideration shall be dated in accordance with this Section 10), the holder of a Rights Certificate, as such, shall not be entitled to any rights of a security holder of the Company with respect to the shares of Preferred Stock (and/or such shares or similar units of Common Stock or Other Consideration) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.

11.              Adjustments to Rights. The Purchase Price and the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1.        Stock Splits; Flip-in Provisions.

11.1.1          Stock Splits and Other Adjustments to Preferred Stock. In the event that the Company shall at any time after the Record Date but prior to the Declaration Date (a) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (b) subdivide the outstanding Preferred Stock, (c) combine the outstanding Preferred Stock into a smaller number of shares or (d) issue, change, or alter any of its shares of capital stock in a reclassification or recapitalization (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11.1 and Section 7.5 hereof, then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or the effective time of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of capital stock issuable upon exercise of the Rights at such time, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or other capital stock which, if such Right had been exercised immediately prior to such time at the Purchase Price then in effect and at a time when the transfer books for the Preferred Stock (or other capital stock) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. If an event occurs which would require an adjustment under both this Section 11.1.1 and Section 11.1.2 hereof, the adjustment provided in this Section 11.1.1 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11.1.2 hereof.

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11.1.2          Flip-in Provisions. Subject to Section 23, in the event a Common Stock Event shall have occurred, then promptly following such Common Stock Event, proper provision shall be made so that each holder of a Right, except as provided in Section 7.5 hereof, shall thereafter have the right to receive, upon exercise thereof at the Purchase Price in effect at the time of exercise in accordance with the terms of this Plan, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying an amount equal to the then current Purchase Price by an amount equal to the number of one one-hundredths of a share of Preferred Stock for which a Right was or would have been exercisable immediately prior to the first occurrence of any such event whether or not such Right was then exercisable and (y) dividing that product by 50% of the Current Market Price per share of the Common Stock of the Company determined as of the date of such first occurrence; provided, however, that in connection with any exercise effected pursuant to this Section 11.1.2, the Board may (but shall not be required to) determine that a holder of Rights shall not be entitled to receive shares of Common Stock that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of more than 4.99% of the total number of shares of Stock then-outstanding. If a holder would, but for the previous sentence, be entitled to receive a number of shares of Stock then-outstanding (such shares, the “Excess Flip-In Shares”), in lieu of receiving such Excess Flip-In Shares, such holder will be entitled to receive an amount in (1) cash, (2) debt securities of the Company, (3) other assets, or (4) any combination of the foregoing, having an aggregate value equal to the Current Market Price per share of the Common Stock on the date of the occurrence of a Common Stock Event multiplied by the number of Excess Flip-In Shares that would otherwise have been issuable to such holder.

11.1.3          Substitution of Securities or Assets Issued Upon Exercise. In the event that:

(a)                the number of shares of Preferred Stock (or Common Stock) which are authorized by the Company’s charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 7 hereof, or

(b)               a majority of the Board determines that it would be appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring Person or Disqualified Transferee or any Affiliate of the Acquiring Person or Disqualified Transferee),

then,

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in lieu of issuing whole or fractional shares of Preferred Stock (or Common Stock) in accordance with Section 7 hereof, the Board shall determine an amount, if any, (the “Excess Amount”) equal to the excess of (x) the value (the “Current Value”) of the whole or fractional shares of Preferred Stock (or Common Stock) issuable upon the exercise of a Right in accordance with Section 7.3 hereof, over (y) the Purchase Price, and the Company shall, with respect to each Right, make adequate provision to substitute for such whole or fractional shares of Preferred Stock (or Common Stock), upon payment of the applicable Purchase Price,

(i)                 cash,

(ii)               a reduction in the Purchase Price,

(iii)             Common Stock or other equity securities of the Company (including, without limitation, shares or units of Preferred Stock or preferred stock which the Board has deemed in good faith to have the same value as a share of Common Stock (such shares of preferred stock being referred to herein as “Common Stock Equivalents”)),

(iv)             debt securities of the Company,

(v)               other assets, or

(vi)             any combination of the foregoing (which would include the additional consideration provided to any holder by reducing the Purchase Price) having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board;

provided, however, that the Board may (but shall not be required to) determine that a holder of Rights shall not be entitled to receive equity securities under this Section 11.1.3 to the extent the Company determines the receipt thereof could limit the Company’s ability to utilize the Tax Attributes and, provided, further, subject to the provisions of Section 9.5 hereof, that if the Company shall not have made adequate provision to deliver value pursuant to this Section 11.1.3 within 30 days following the first occurrence of a Common Stock Event described in Section 11.1.2 hereof, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, whole or fractional shares of Preferred Stock (or Common Stock) (to the extent available) and then, if necessary, cash, securities, and/or assets which in the aggregate are equal to the Excess Amount.

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11.1.4          Substitution Period; Suspension of Exercisability. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock or Common Stock Equivalents could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth in Section 11.1.3 may be extended to the extent necessary, but not more than 90 days following the first occurrence of such a Common Stock Event (such 30 day period as it may be extended to 90 days, is referred to herein as the “Substitution Period”). To the extent that the Company determines that some action is to be taken pursuant to Section 11.1.3 and the preceding provision of this Section 11.1.4, the Company (a) shall provide, subject to Section 7.5 hereof, that (except as to the form of consideration which shall be determined as appropriate by a majority of the Board) such action shall apply uniformly to all outstanding Rights which shall not have become null and void and (b) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such provisions and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 11.1.4, and give the Rights Agent a copy of such announcement. For purposes of Section 11.1.3 and this Section 11.1.4 the value of the Common Stock issuable upon exercise of a Right in accordance with Section 7.3 hereof shall be the Current Market Price per share of the Common Stock (as determined pursuant to Section 11.4 hereof) on the Close of Business on the date of the first occurrence of such a Common Stock Event and the value of any Common Stock Equivalent shall be deemed to be equal to the Current Market Price per share of the Common Stock on such date.

11.2.        Issuance of Other Rights to Purchase Preferred Stock. In the event the Company shall, after the Dividend Record Date, fix a record date for the issuance of any options, warrants, or other rights to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase (a) Preferred Stock, (b) shares having the same rights, privileges and preferences as the shares of any number of one one-hundredths of a share of Preferred Stock (“Equivalent Preferred Stock”) or (c) securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share of Preferred Stock or Equivalent Preferred Stock, if a security is convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock (determined in accordance with Section 11.4 hereof) determined as of such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock and/or Equivalent Preferred Stock which the aggregate minimum offering price of the total number of shares of one one-hundredths of a share of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate minimum conversion price of such convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the maximum number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or the maximum number of shares into which such convertible securities so to be offered are convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, for purposes of this Section 11.2 the value of such consideration shall be the fair market value thereof as determined in good faith by the Board (which determination shall be described in an Officers’ Certificate filed with the Rights Agent). Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such options, warrants or other rights are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

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11.3.        Distributions of Cash or Other Assets. In the event that the Company shall, after the Dividend Record Date, fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing Person) of evidences of indebtedness, cash (other than cash dividends paid out of the earnings or retained earnings of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied), other property (other than a dividend payable in a number of one one-hundredths of a share of Preferred Stock, but including any dividend payable in capital stock other than Preferred Stock), or subscription rights or warrants (excluding those referred to in Section 11.2 hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be (a) the Current Market Price per share of Preferred Stock determined as of such record date, less (b) the sum of (i) that portion of cash plus (ii) the fair market value, as determined in good faith by the Board (which determination shall be described in an Officers’ Certificate filed with the Rights Agent) of that portion of such evidences of indebtedness, such other property, and/or such subscription rights or warrants applicable to one share of Preferred Stock and of which the denominator shall be such Current Market Price per share of the Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

11.4.        Determination of Current Market Price and Closing Price. For purposes of any computation hereunder, the “Current Market Price” per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Prices of such security for the 30 consecutive Trading Days immediately prior to, but not including such date; provided, however, that in the event that the Current Market Price per share of such security is determined during a period following the announcement by the issuer of such security of (a) a dividend or distribution on such security payable in shares (or units) of such security or securities convertible into shares (or units) of such security, or (b) any subdivision, combination or reclassification of such security, and prior to the expiration of such 30 Trading Days after (x) the ex-dividend date for such dividend or distribution or (y) the record or effective date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the “Current Market Price” shall be the Closing Price of such security on the last day of such 30 Trading Day period.

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For purposes of this Plan, the “Closing Price” of any security on any day shall be the last sale price, regular way, with respect to shares (or units) of such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national exchange on which such security is listed; or, if such security is not so listed or admitted to trading, the last quoted sale price with respect to shares (or units) of such security, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to shares (or units) of such security; or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices with respect to shares (or units) of such security, as furnished by a professional market maker making a market in such security selected by the Board; or, if no such market maker is available, the fair market value of shares (or units) of such security as of such day as determined in good faith by the Board (which determination shall be described in an Officers’ Certificate filed with the Rights Agent); provided, however, that the “Closing Price” of one one-hundredth of a share of Preferred Stock as of any Trading Day shall be equal to the Closing Price of a whole share of Preferred Stock on such Trading Day divided by 100; provided, further, that if the Closing Price of such a share of Preferred Stock as of any Trading Day cannot be reasonably determined by the foregoing provisions, the “Closing Price” of one one-hundredth of a share of Preferred Stock on such Trading Date shall be the Closing Price of a share of Common Stock on such Trading Day.

11.5.        Minor Adjustments; Calculation Precision; Purchase Price Reductions. No adjustment in the Purchase Price shall be required unless adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest (a) one-thousandth of a share (or similar unit) of Stock or securities other than Preferred Stock or Equivalent Preferred Stock or (b) one-millionth of a share of Preferred Stock or Equivalent Preferred Stock. Notwithstanding the first sentence of this Section 11.5, any adjustment required by this Section 11 shall be made no later than the earlier of (x) three years from the date of the transaction which mandates the adjustment or (y) the Expiration Date. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those required by this Section 11.5, as it in its discretion shall determine to be advisable in order that any dividends, subdivision of shares, distribution of rights to purchase shares of beneficial interest or other stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

11.6.        Comparable Adjustments upon Substitution of Securities. In the event that at any time, as a result of an adjustment made in respect of a Common Stock Event, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such other shares contained in Sections 11.1, 11.2, 11.3, 11.5, 11.7, 11.8, 11.9, 11.10, 11.11, 11.13 and 11.15, and the provisions of Sections 7, 9, 10, 11.4, and 13 hereof with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

11.7.        Status of Rights Certificates After a Purchase Price Adjustment. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights represented thereby, all subject to further adjustment as provided herein.

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11.8.        Status of Rights Certificates After Certain Adjustments. Unless the Company shall have exercised its election as provided in Section 11.9 hereof, upon each adjustment of the Purchase Price as a result of the calculations made pursuant to Sections 11.2 and 11.3 hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth of a share) obtained by (a) multiplying (i) the number of one one-hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment, by (ii) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (b) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.9.        Option to Adjust Number of Rights. Assuming that no other adjustment pursuant to this Section 11 has been made, the Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredth of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.9 the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 13 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

11.10.    No Obligation to Re-Issue Adjusted Right Certificates. Irrespective of any adjustment or change in the Purchase Price or the number of whole or fractional shares of Preferred Stock issuable upon exercise of such Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of one one-hundredths of a share of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

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11.11.    Adjustments Below Par Value. Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

11.12.    Delay in Issuance of Rights Until Occurrence of Adjustment Event. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of one one-hundredths of a share of Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional securities upon the occurrence of the event requiring such adjustment.

11.13.    Adjustments to Purchase Price for Tax Reasons. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, by means of a resolution of the Board acting in good faith, shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the Current Market Price thereof, issuance wholly for cash of Common Stock (or other securities which by their terms are convertible into or exchangeable for Common Stock), dividends payable in shares of Common Stock or other capital stock or shares of beneficial interest, or issuance of rights, options, or warrants referred to hereinabove in this Section 11, hereafter made or declared by the Company to the holders of its Stock, shall not be taxable to such holders.

11.14.    No Prejudice of Rights Through Business Combinations. The Company covenants and agrees that it shall not, at any time after the Distribution Date, (a) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11.14 hereof), (b) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with the proviso at the end of this sentence), or (c) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, more than 25% of (i) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (ii) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons (other than the Company or any of its Subsidiaries in a transaction that complies with the proviso at the end of this sentence), if (x) at the time of or immediately after such consolidation, merger, sale or transfer, there are any rights, warrants or other instruments or securities outstanding or agreements (whether or not in writing) in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of such other Person shall have received a distribution of Rights previously owned by such Person or any of such Person’s Affiliates; provided, however, that, subject to the following sentence, this Section 11.14 shall not affect the ability of any Subsidiary of the Company to consolidate with, or merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company. The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 22 or 26 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

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11.15.    Adjustment of Rights upon Common Stock Dividend, Split or Combination. Anything in this Plan to the contrary notwithstanding, in the event that the Company shall at any time after the Declaration Date and prior to the Distribution Date (a) declare or pay a dividend on the then outstanding shares of Common Stock payable in shares of Common Stock or (b) effect a subdivision, combination or consolidation of the then outstanding Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or smaller number of shares, then in any such case, (x) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock then outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock then outstanding immediately following the occurrence of such event; and (y) each share of Common Stock then outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock then outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11.15 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

12.              Certificate of Adjustments. Whenever an adjustment (including without limitation, an event which causes Rights to become null and void) is made as provided in Section 11 or Section 12 hereof, the Company shall (a) promptly prepare an Officers’ Certificate setting forth such adjustment, including any adjustment in Purchase Price, the number of shares or Other Consideration payable, and a brief statement of the facts, computation and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with the applicable transfer agent for the Preferred Stock and Stock a copy of such Officers’ Certificate, and (c) mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such Officers’ Certificate and on any adjustment therein contained, and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers’ Certificate.

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13.              Fractional Rights and Fractional Shares.

13.1.        Cash in Lieu of Fractional Rights. The Company shall not be required to issue fractions of Rights or to distribute fractions of Rights, except prior to the Distribution Date as provided in Section 11.9 hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of issuing such fractional Rights, at the election of the Company, there shall be paid to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 13.1, the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable, as determined pursuant to the second paragraph of Section 11.4 hereof.

13.2.        Cash in Lieu of Fractional Shares Upon Exercise. The Company shall not be required to issue fractions of shares of its capital stock upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than, in each case with respect to Preferred Stock or Equivalent Preferred Stock, fractions which are integral multiples of one one-hundredth of a share of Preferred Stock or Equivalent Preferred Stock, as the case may be). Fractions of shares of Preferred Stock or Equivalent Preferred Stock, as the case may be, in integral multiples of one one-hundredth of a share of Preferred Stock or Equivalent Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depository selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock or the Equivalent Preferred Stock represented by such depositary receipts. In lieu of fractional shares, at the election of the Company, there shall be paid to the registered holders of Rights at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of such capital stock. For purposes of this Section 13.2, the current market value of a share of such capital stock shall be the Closing Price of such capital stock for the Trading Day immediately prior to the date of such exercise.

13.3.        Waiver of Right to Fractions. The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or (except as provided in Section 13.2 hereof) any fractional share upon exercise of a Right. Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent an Officers’ Certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this plan relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

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14.              Rights of Action. Excepting the rights of action given the Rights Agent under any Section hereunder and except as set forth in Section 19.12 hereof, all rights of action in respect of this Plan are vested in the registered holder of each Right; and any registered holder of any Right, without the consent of the Rights Agent or of the holder of any other Right, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder’s right to exercise the rights evidenced by such Right in the manner provided in such Rights Certificate and in this Plan, and the Company hereby agrees to reimburse such registered holder for all expenses (including reasonable attorneys’ fees) incurred by such registered holder in connection therewith. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of the obligations hereunder, and shall be entitled to injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Plan.

15.              Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)                prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Stock;

(b)               from and after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with a form of assignment and certificate set forth on the reverse side thereof duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;

(c)                subject to Sections 6.1 and 7.6 hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or, prior to the Distribution Date, the associated Stock certificate, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)               notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company agrees to use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

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16.              Rights Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or otherwise be deemed for any purpose the holder of any securities of the Company which may be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or preemptive rights, or otherwise, until the time specified in Section 10 hereof.

17.              Payment and Indemnification of the Rights Agent. The Company agrees to pay to the Rights Agent such reasonable compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damages, judgments, fines, penalties, claims, demands, settlements, costs or expenses (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of this Plan, including the costs and expenses of defending against any claim of liability for any of the foregoing. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 17 and Section 19 below shall survive the termination of this Plan, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent. Except to the extent of its gross negligence, bad faith or willful misconduct, the Rights Agent shall be fully protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its acceptance and administration of this Plan and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate, Officers’ Certificate or certificate for any number of one one-hundredths of a share of Preferred Stock, or for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, and verified or acknowledged as required by this Plan, or otherwise upon the advice of counsel as set forth in Section 19 hereof.

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18.              Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Plan and any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Plan. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Plan.

19.              Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed upon it by this Plan and no implied duties or obligations shall be read into this Plan against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions:

19.1.        Consultation with Legal Counsel. The Rights Agent may consult with legal counsel of its selection (who may be legal counsel to the Company or an employee of the Rights Agent), and the reliance on the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect to any action taken, suffered or omitted by and in accordance with such advice or opinion.

19.2.        Officers’ Certificate. Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate (an “Officers’ Certificate”) signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such Officers’ Certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Plan in reliance upon such Officers’ Certificate except to the extent set forth in Section 19.3.

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19.3.        Liability. Notwithstanding anything contained herein, the Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to, any loss of profits, business or anticipated savings), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Plan will be limited to the amount of fees paid by the Company to the Rights Agent.

19.4.        No Liability for Facts or Recitals. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan, in the Rights Certificates (except its countersignature on such Rights Certificate), or Officers’ Certificate or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

19.5.        Limitations on Responsibility. The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 22 hereof or be responsible for the manner, method or amount of any such adjustment or procedures or the ascertaining of the existence of facts that would require any such adjustment or procedure (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate delivered pursuant to Section 12 hereof, describing any such adjustment or procedures); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock, Common Stock or other securities to be issued pursuant to this Plan or any Rights Certificate or as to whether any shares of Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

19.6.        Further Assurances by the Company. The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

19.7.        Authorization to Rely upon Instructions. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instruction shall be full and complete authorization and protection to the Rights Agent and it shall not be liable for or in respect to any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent with respect to its duties or obligations under this Plan and the date on and/or after which such action shall be taken, suffered or omitted and the Rights Agent shall not be liable for or in respect to any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting any such action, the Rights Agent has received written instructions from the Company in response to such application specifying the action to be taken, suffered or omitted.

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19.8.        Transactions with the Company. The Rights Agent and any stockholder, director, officer, Affiliate or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent or any stockholder, director, Affiliate, officer, or employee of the Rights Agent from acting in any other capacity for the Company or for any other Person.

19.9.        No Liability for Acts of Agents. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other person resulting from any such act, default, neglect or misconduct absent gross negligence, bad faith, or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

19.10.    No Financial Risk. No provision of this Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

19.11.    Acting on Void Rights. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certification appearing on the reverse side thereof following the form of election to purchase has either not been properly completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

19.12.    No Liability to Third Parties. The provisions of this Section 19 are solely for the benefit of the Rights Agent, its successors and assigns or the Company and any failure or omission under this Section 19 shall not affect the rights of the Company under this Plan, and neither the Rights Agent nor the Company shall have any liability to any holder of Rights or other Person on account of such failure or omission.

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20.              Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon 30 days’ notice in writing mailed to the Company and to the applicable transfer agent of the Stock by registered or certified overnight mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent, to the applicable transfer agent of the Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be:

(a)                a Person organized and doing business under the laws of the United States or of any State of the United States, in good standing, having an office designated for such purpose, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or

(b)               an Affiliate of a Person described in clause (a) of this sentence.

After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the “Rights Agent” for all purposes of this Plan. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and the applicable transfer agent of the Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Except as otherwise provided immediately above in this Section 20, effective immediately upon its resignation or removal, the predecessor Rights Agent shall be discharged from its duties and obligations under this Plan. If the Rights Agent is no longer acting in the capacity of transfer agent of the Stock or other securities of the Company, the Rights Agent’s role, duties and obligations hereunder shall terminate immediately.

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21.              Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Plan. In addition, in connection with the issuance or sale by the Company of shares of Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (x) no such Rights evidenced by a Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights would be issued, and (y) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

22.              Redemption and Termination. The Board may, at its option, at any time prior to a Common Stock Event, redeem all (but not less than all) of the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend, combination of shares, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time and on such basis and subject to such conditions as the Board in its sole discretion may establish. Immediately upon the taking of such action ordering the redemption of all of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights so redeemed will terminate and the only right thereafter of the holders of such Rights so redeemed shall be to receive the Redemption Price (without the payment of any interest thereon). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board. Within 10 days after such action ordering the redemption of all of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the applicable transfer agent for the Stock; provided, that, failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form deemed appropriate by the Board) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

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23.              Exchange.

23.1.        Exchange Option. The Board may, at its option, at any time after a Common Stock Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7.5 hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11 occurring after the date hereof (such exchange ratio, as the same may be so adjusted from time to time, being hereinafter referred to as the “Exchange Ratio”); provided, however, that in connection with any exchange effected pursuant to this Section 23, the Board may (but shall not be required to) determine that a holder of Rights shall not be entitled to receive shares of Common Stock that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of more than 4.99% of the shares of Stock then-outstanding. If a holder would, but for the proviso set forth in the previous sentence, be entitled to receive a number of shares under this Section 23.1 that would otherwise result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of shares of stock in excess of 4.99% of the shares of Stock then-outstanding (such shares, the “Excess Exchange Shares”), in lieu of receiving such Excess Exchange Shares, such holder will be entitled to receive an amount in (1) cash, (2) debt securities of the Company, (3) other assets, or (4) any combination of the foregoing, having an aggregate value equal to the Current Market Price per share of the Common Stock on the date of the occurrence of a Common Stock Event multiplied by the number of Excess Exchange Shares that would otherwise have been issuable to such holder. The exchange of the Rights by the Board may be made effective at such time, upon such basis and with such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 23.1, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Notwithstanding the foregoing, the Board shall not be empowered to effect any such exchange at any time after any Acquiring Person, together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then-outstanding.

23.2.        Termination of Right to Exercise; Notices. Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 23.1 and without any further action and without any notice, the right to exercise such Rights shall terminate, and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7.5 hereof) held by each holder of Rights.

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23.3.        Substitution for Common Stock. In any exchange pursuant to this Section 23, the Company, at its option, may substitute shares of Preferred Stock (or shares of Equivalent Preferred Stock) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or share of Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of shares of Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock (or share of Equivalent Preferred Stock) delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

23.4.        Authorization of Additional Shares. In the event that there shall not be sufficient shares of Common Stock or Preferred Stock authorized but unissued or issued but not outstanding to permit any exchange of Rights as contemplated in accordance with this Section 23.4, the Company shall take all such action as may be necessary to authorize additional Common Stock or Preferred Stock for issuance upon exchange of the Rights; provided, however, the Board may (but shall not be required to) determine that a holder of Rights shall not be entitled to receive shares of Common Stock that would result in such holder, together with such holder’s Affiliates and Associates, becoming the Beneficial Owner of more than 4.99% of the Common Stock to be then-outstanding. If a holder would, but for the previous sentence, be entitled to receive a number of shares of Common Stock that would otherwise result in such holder, together with such holder’s Affiliates, becoming the Beneficial owner of in excess of 4.99% of the Common Stock to be then-outstanding (such shares, the ”Excess Common Shares”), in lieu of receiving such Excess Common Shares, such holder will be entitled to receive an amount in (1) cash, (2) debt securities of the Company, (3) other assets, or (4) any combination of the foregoing, having an aggregate value equal to the Current Market Price per share of the Common Stock on the date of the occurrence of a Common Stock Event multiplied by the number of Excess Common Shares that would otherwise have been issuable to such holder.

23.5.        No Fractions. The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to each registered holder of a Rights Certificate with regard to which a fractional share of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 23.5, the current market value of a whole share of Common Stock shall be the Closing Price of a share of Common Stock (as determined pursuant to Section 11.4 hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 23.5.

24.              Notice of Proposed Actions. In case the Company shall after the Distribution Date propose:

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(a)                to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a cash dividend out of earnings or the retained earnings of the Company);

(b)               to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock, Common Stock or shares of stock of any other class or any other securities, rights, or options;

(c)                to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock);

(d)               to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11.14 hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of:

(i)                 the assets of the Company and its Subsidiaries (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied), or

(ii)               the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11.14 hereof); or

(e)                to effect the liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to the Rights Agent and each holder of a Right, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Stock whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action. In case any Common Stock Event described in Section 11.1.2 hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such Common Stock Event, which shall specify such event and the consequences of the event to holders of Rights under Section 11.1.2 hereof. Notwithstanding anything in this Plan to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Plan and no other notice need be given.

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25.              Notices. Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Rights Certificate to the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

SMTC Corporation

635 Hood Road

Markham, Ontario, L3R 4N6

Attention: Chief Financial Officer

Subject to the provisions of Sections 18 and 20 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Inc.

250 Royal Street

Canton Massachusetts 02021

Attention: General Counsel

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

26.              Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the last sentence of this Section 26, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Plan without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Plan without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Rights (other than an Acquiring Person or any other Person in whose hands Rights are null and void under the provisions of 7.5 hereof). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent shall not be obligated to enter into any such supplement or amendment that adversely affects the Rights Agent’s own rights, duties, obligations or immunities under this Plan and shall not be bound by any such supplement or amendment not executed by it. Without limiting the foregoing, the Company may at any time prior to the time any Person becomes an Acquiring Person amend this Plan to raise or lower the threshold set forth in definition “Acquiring Person”(the “Reduced Threshold”), to raise or lower the Redemption Price or to extend or shorten the Expiration Date; provided, however, that no Person who beneficially owns a number of shares of Common Stock equal to or greater than the Reduced Threshold shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, increase its beneficial ownership of the then outstanding Common Stock (other than as a result of an acquisition of Common Stock by the Company) to an amount equal to or greater than the greater of (A) the Reduced Threshold or (B) the sum of (x) the lowest beneficial ownership of such Person as a percentage of the then outstanding Common Stock as of any date on or after the date of the public announcement of such Reduced Threshold plus (y) 0.001%.

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27.              Successors. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

28.              Determinations and Actions by the Board; Etc. The Board shall have the exclusive power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Plan, including, without limitation, the right and power to (a) interpret the provisions of this Plan and (b) make all determinations deemed necessary or advisable for the administration of this Plan. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below all omissions with respect to the foregoing) which are done or made by the Board in good faith and with the concurrence of a majority of the Board then in office shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any Director to any liability to the holders of the Rights. The Rights Agent shall be entitled to assume the Board acted in good faith and shall be fully protected and incur no liability in the Rights Agent’s reliance thereon. Nothing contained in Section 28 shall affect the rights, duties, liabilities or immunities of the Rights Agent as provided herein.

29.              Benefits of this Plan. Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated shares of Stock) any legal or equitable right, remedy, or claim under this Plan or the Rights; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated Stock).

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30.              Severability. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof; provided, however, if such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately. If any term, provision, covenant or restrictions of this Plan is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Plan would adversely affect the purpose or effect of this Plan, the right of redemption set forth in Section 22 hereof shall be reinstated and shall not expire until the Close of Business on the 10th day following the date of such determination by the Board.

31.              Governing Law. This Plan and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

32.              Counterparts. This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

33.              Descriptive Headings. Descriptive headings of the several Sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

34.              Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

35.              USA PATRIOT Act Notice. The Rights Agent hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it must obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Rights Agent to identify the Company in accordance with the Patriot Act.

[The next page is the signature page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed and set their respective hands and seals, all as of the day and year first above written.

SMTC Corporation

By: /s/ Sushil Dhiman

Name: Sushil Dhiman

Title: President and Chief Executive Officer

Computershare Inc., as Rights Agent

By: /s/ Dennis V. Moccia

Name: Dennis V. Moccia

Title: Manager, Contract Administration

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EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF PREFERRED STOCK

of

SMTC Corporation

Pursuant to Section 151 of the

Delaware General Corporation Law

SMTC Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors (the “Board of Directors”) by the Certificate of Incorporation of the Corporation, as amended from time to time, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors on December 29, 2014 adopted a resolution providing for the authorization of a series of Preferred Stock, $.01 par value per share (the “Preferred Stock”) as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended from time to time, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1.	Designation and Amount. The shares of such series shall be designated as “Series A Participating Preferred Stock” (the “Series A Participating Preferred Stock”), shall have a par value per share equal to $.01 and the number of shares constituting such series shall be 500,000. The number of shares of Series A Participating Preferred Stock may be increased or decreased by a resolution duly adopted by the Board of Directors, but may not be decreased below the number of shares of Series A Participating Preferred Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities convertible into Series A Participating Preferred Stock.

2.	Dividends and Distributions.

2.1.	Dividend Preference. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 8 hereof, 1000 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, $.01 par value per share, of the Corporation (the “Common Stock”), or a subdivision of the then outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock.

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2.2.	Timing of Dividend Declaration. The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as in Section 2.1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of or a subdivision with respect to Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Dates, a dividend of $1.00 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

2.3.	Dividends Cumulative. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

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3.	Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(a)	Subject to the provision for adjustment set forth in Section 8 hereof, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

(b)	Except as otherwise provided herein or required by applicable law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)	Except as set forth herein or required by applicable law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

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4.	Certain Restrictions.

4.1.	Restrictions. Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(a)	declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

(b)	declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(c)	redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock (i) in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock or (ii) in accordance with Section 4.2; or

(d)	redeem or purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the outstanding shares of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

4.2.	Subsidiaries. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4.1, purchase or otherwise acquire such shares at such time and in such manner.

5.	Reacquired Shares. Any shares of Series A Participating Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

6.	Liquidation, Dissolution or Winding Up.

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6.1.	Liquidation Preference. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock or any other stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $100.00 per share plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Participating Preferred Stock Liquidation Preference”). Following the payment of the full amount of the Series A Participating Preferred Stock Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock (which term shall include, for the purposes only of this Section 6, any series of the Corporation’s Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (a) the Series A Participating Preferred Stock Liquidation Preference by (b) 100 (as appropriately adjusted as set forth in Section 8 hereof to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock; such number in this clause (b), as the same may be adjusted from time to time, is hereinafter referred to as the “Adjustment Number”). In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any remaining assets shall be distributed ratably to the holders of Common Stock. Following the payment of the full amount of the Series A Participating Preferred Stock Liquidation Preference and the Common Adjustment in respect of all then outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of shares of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of any remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Participating Preferred Stock and Common Stock, on a per share basis, respectively.

6.2.	Insufficient Assets. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Participating Preferred Stock Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then any remaining assets shall be distributed ratably to the holders of the Series A Participating Preferred Stock and the holders of such parity stock in proportion to their respective liquidation preferences.

6.3.	Deemed Liquidations Only for Cash. None of the merger or consolidation of the Corporation into or with any other entity, the sale of all or substantially all of the property and assets of the Corporation or the distribution to the stockholders of the Corporation of all or substantially all of the consideration for such sale, unless such consideration (apart from the assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6.

6.4.	Parity Upon Liquidation. Each share of Series A Participating Preferred Stock shall stand on a parity with each other share of Series A Participating Preferred Stock or any other series of the same class of Preferred Stock upon voluntary or involuntary liquidation, dissolution or distribution of assets or winding up of the Corporation.

A-5

7.	Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the then outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the then outstanding shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 8 hereof) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8.	Certain Adjustments. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the then outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2.1, 2.2, 3(a), 6.1 and 7 hereof with respect to the multiple of (a) cash and non-cash dividends, (b) votes, (c) the Series A Participating Preferred Stock Liquidation Preference and (d) an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock then outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

9.	Ranking. The Series A Participating Preferred Stock shall rank pari passu with (or if determined by the Board of Directors in any vote establishing any other series of Preferred Stock, either senior and prior in preference to, or junior and subordinate to, as the case may be) each other series of Preferred Stock of the Corporation with respect to dividends and/or preference upon liquidation, dissolution or winding up.

10.	Redemption. The shares of Series A Participating Preferred Stock may be purchased by the Corporation at such times and on such terms as may be agreed to between the Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Certificate of Incorporation, as amended from time to time.

11.	Amendment. The Certificate of Incorporation of the Corporation, as amended from time to time, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the then outstanding shares of Series A Participating Preferred Stock, voting together as a single class.

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12.	Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

A-7

IN WITNESS WHEREOF, this Certificate of Designation was executed on behalf of the Corporation by its President and attested by its President on December 29, 2014.

By ___________________________

Name:

Title:

A-8

EXHIBIT B

FORM OF RIGHTS CERTIFICATE

Certificate No. R- Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE PLAN) OR EARLIER IF ORDER OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE PLAN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE PLAN) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. THE RIGHTS AGENT WILL MAIL TO THE REGISTERED HOLDER OF THIS RIGHTS CERTIFICATE A COPY OF THE PLAN, AS IN EFFECT ON THE DATE OF SUCH MAILING, WITHOUT CHARGE UPON WRITTEN REQUEST.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7.5 OF THE PLAN. THE RIGHTS AGENT WILL MAIL TO THE REGISTERED HOLDER OF THIS CERTIFICATE A COPY OF THE PLAN AS IN EFFECT ON THE DATE OF SUCH MAILING, WITHOUT CHARGE UPON WRITTEN REQUEST.]

B-1

Rights Certificate

SMTC CORPORATION

This certifies that                  , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Tax Benefits Preservation Plan dated as of December 29, 2014, as may be amended from time to time (the “Plan”) between SMTC Corporation (the “Company”), and Computershare Inc., as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to the Expiration Date (as such term is defined in the Plan) at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredths of a share of the Series A Participating Preferred Stock, with a par value of $.01 per share (“Preferred Stock”), of the Company per each Right represented hereby, at a purchase price of $ 2.01per one one-hundredth of a share (the “Purchase Price”) upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly completed and executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of December 29, 2014, based on the shares of Common Stock of the Company as constituted at such date.

As more fully set forth in the Plan, upon the occurrence of a Common Stock Event (as such term is defined in the Plan), if the Rights evidenced by this Rights Certificate are beneficially owned by (a) an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Plan) or (b) a Disqualified Transferee (as such term is defined in the Plan), such Rights shall automatically become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Common Stock Event.

The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

As provided in the Plan, the Purchase Price and the number of whole or fractional shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Rights Certificate is subject to all of the terms, provisions, and conditions of the Plan, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Plan. Copies of the Plan are on file at the office of the Rights Agent designated for such purpose and may be obtained by the holder of any Rights upon written request to the Rights Agent.

B-2

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of whole or fractional shares of Preferred Stock (or other consideration, as the case may be) as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at any time prior to the earlier of (a) the Distribution Date or (b) the Close of Business (as defined in the Plan) on the Expiration Date, at a redemption price of $.001 per Right (which amount is subject to adjustment as provided in the Plan). In addition, the Rights may be exchanged by the Company at its option, in whole or in part, for shares of Common Stock (as such term is defined in the Plan), shares of preferred stock of the Company having essentially the same rights, privileges and preferences as such shares or other consideration as provided by the Plan. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

The Company is not obligated to issue whole or fractional shares of Preferred Stock (or other securities) upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made at the election of the Company, as provided in the Plan.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Plan.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers and the seal of the Company. Dated as of , 20 .

SMTC Corporation

By: _________________________

Title:

Countersigned:

Computershare Inc. as Rights Agent

By: _________________________

Authorized Signatory

Date of Countersignature:

B-4

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto ____________________________________________________________________________________________________

(Please print name and address of transferee)

________________________________________the Rights evidenced by this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________________

Signature: ____________________

Signature Guaranteed:*

____________________________

*Signature guarantee by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) may be required by the transfer agent pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

B-5

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:                                                       _________________________

                                                                  Signature

Signature Guaranteed:*

 _______________________

*Signature guarantee by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) may be required by the transfer agent pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

B-6

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights Certificate)

To SMTC Corporation,

The undersigned hereby irrevocably elects to exercise                             Rights represented by this Rights Certificate to purchase the number of one one-hundredths of a share of Preferred Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number

____________________________________________________________

____________________________________________________________

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

____________________________________________________________

____________________________________________________________

(Please print name and address)

Dated:

___________________________

Signature

(Signature must conform in all respects to name of

holder as specified on the face of this Rights Certificate)

Signature Guaranteed:*

__________________________

*	Signature guarantee by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) may be required by the transfer agent pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

B-7

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in the Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

(3) to the best knowledge of the undersigned, exercise of Rights evidenced by this Rights Certificate [ ] will result [ ] will not result in it, together with its Affiliates, becoming the Beneficial Owner (as such term is defined in the Plan) of more than 4.99% of the total number of shares of Stock then-outstanding.

Dated:                                             __________________________

                                                        Signature

Signature Guaranteed:*

 _______________________

*	Signature guarantee by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) may be required by the transfer agent pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

NOTICE

The signature in the foregoing Forms of Assignment and Election to Purchase, as the case may be, and Certificates must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

IN THE EVENT THE CERTIFICATIONS SET FORTH IN THE FOREGOING FORMS OF ASSIGNMENT AND ELECTION TO PURCHASE, AS THE CASE MAY BE, ARE NOT COMPLETED, THEN THE COMPANY AND THE RIGHTS AGENT WILL DEEM THE BENEFICIAL OWNER OF THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE TO BE AN ACQUIRING PERSON, AN AFFILIATE OF AN ACQUIRING PERSON OR A DISQUALIFIED TRANSFEREE (AS EACH SUCH TERM IS DEFINED IN THE PLAN) AND SUCH ASSIGNMENT OR ELECTION TO PURCHASE WILL NOT BE HONORED AND THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE WILL BE DEEMED TO BE NULL AND VOID.

B-8

EXHIBIT C

SMTC CORPORATION

SUMMARY OF PURCHASE RIGHTS

On December 29, 2014, SMTC Corporation (the “Company”) adopted a Tax Benefits Preservation Plan (the “Plan”) and pursuant to the Plan declared a dividend distribution of one preferred stock purchase right (collectively, the “Rights”, and individually, a “Right”) for each share of its common stock, $.01 par value per share (the “Common Stock”).

The Plan is intended to protect the Company’s ability to utilize its net operating loss carryforwards and other tax attributes (the “Tax Attributes”) by deterring any person or group from acquiring, without the approval of the Board, the right to acquire 4.99% or more of the Company’s equity securities. There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.

The determination of percentage ownership for the purposes of the Plan takes into account the provisions of Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. In addition, for all purposes of the Plan, when determining whether a Person or Persons own 4.99% or more of the shares of Common Stock then outstanding, the shares of Common Stock owned or deemed owned by such Person or Person shall be taken into account in the numerator and only the shares of Common Stock then outstanding shall be taken into account in the denominator.

Each Right entitles the registered holder to purchase from the Company after the Distribution Date (described below) one one-hundredths of a share of its Series A Participating Preferred Stock, $.01 par value per share (the “Preferred Stock”). The exercise price is $1.94 for each one-hundredth of a share of Preferred Stock. The distribution of Rights is payable on January13, 2015 to the record holders of Stock at the close of business on January 12, 2014. One Right will also be issued for each share of Stock issued between January 12, 2015 and the Distribution Date.

Exercisability of the Rights; Distribution Date. The Rights are not exercisable until the Distribution Date. The Distribution Date would occur, if ever, and unless delayed by the Company’s board of directors, 10 business days after either of the following events:

•	A public announcement that a person or group other than certain exempt persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more (determined as explained above) of the Company’s then outstanding Common Stock or that certain person that would otherwise be Acquiring Persons have acquired or obtained the right to acquire beneficial ownership of any additional shares of Common Stock (the “Stock Acquisition Date”), or

•	The commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group, other than certain exempt persons, owning 4.99% or more (determined as explained above) of the Company’s then outstanding Common Stock.

C-1

In the event that any person becomes an Acquiring Person, then each holder of a Right (other than the Acquiring Person) would have the right to receive, upon exercise of the Right, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right:

Exchange Option. The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right. The Board, however, may not effect an exchange at any time after any person (other than (a) the Company, (b) any subsidiary of the Company, or (c) any employee benefit plan of the Company or any such subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder.

Transferability of Rights. Until the Distribution Date, the Common Stock certificates will evidence the Rights, and the transfer of the Common Stock certificates will constitute a transfer of the Rights. After the Distribution Date, separate certificates evidencing the Rights would be mailed to holders of record of the Company’s Common Stock as of the close of business on the Distribution Date, and such separate Rights certificates alone would evidence the Rights.

Redemption. The Board of Directors, by a majority vote of disinterested directors, may redeem the Rights at a redemption price of $.001 per Right at any time before the earlier of the Distribution Date or the close of business on the Expiration Date described below. Immediately upon such redemption, the right to exercise the Rights will terminate, and the Rights holders will become entitled only to receive the redemption price.

Expiration Date of Rights. If not previously exercised or redeemed, the Rights will expire on the earliest of (i) the Close of Business on December 29, 2015, provided, that if the Plan is submitted to the stockholders of the Company for ratification at the 2015 Annual Meeting (or any adjournment or postponement thereof), then the Plan will be extended to the Close of Business on the third anniversary of the date of this Plan if the Plan is approved by the affirmative vote of a majority of shares of Common Stock of the Company present in person or represented by proxy at the 2015 Annual Meeting (or any adjournment or postponement thereof) and will be extended for one or more successive three-year periods expiring on the Close of Business on the date of the anniversary of the Plan three years thereafter if, prior to the expiration of the then current three-year period, the Plan, together with any supplement or amendment thereof, is submitted to the stockholders of the Company for ratification at one or more Annual Meetings of the Company’s Stockholders and the Plan (together with any supplements or amendments) is approved by the affirmative vote of a majority of shares of Common Stock of the Company present in person or represented by proxy at such Annual Meeting of the Company’s Stockholders (or any adjournment or postponement thereof), (ii) the Close of Business on the first Business Day following the date on which the Plan is submitted to the stockholders of the Company for ratification at the Company’s Annual Meeting of Stockholders if the Plan is not approved by the affirmative vote of a majority of shares of Common Stock of the Company present in person or represented by proxy at that Annual Meeting of Stockholders (or any adjournment or postponement thereof), (iii) the Redemption Date, (iv) the Exchange Date, (v) the consummation of a reorganization transaction entered into by the Company resulting in the imposition of stock transfer restrictions that the Board determines will provide protection for the Company’s Tax Attributes similar to that provided by this Plan, (vi) Close of Business on the effective date of the repeal of section 382 of the Code or any successor statute (but excluding the repeal or withdrawal of any Treasury Regulations thereunder), or any other change, if the Board determines that this Plan is no longer necessary or desirable for the preservation of Tax Attributes, or (vii) the beginning of a taxable year of the Company to which the Board determines that no Tax Attributes may be carried forward. Notwithstanding the foregoing, the Plan will be terminated and be of no further force and effect if not approved by the stockholders of the Company at the 2015 Annual Meeting or within a reasonable time thereafter prior to any Distribution Date.

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Anti-Dilution Adjustment. The exercise price, the redemption price, the exchange ratio and the number of shares of the Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under the following circumstances:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, or

•	upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price, or

•	upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of the earnings or retained earnings of the Company and dividends payable in shares of Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in such price. At the Company’s option, cash (based on the market price on the last trading date prior to the date of the exercise) will be paid instead of issuing fractional shares of any securities (other than fractional shares of Preferred Stock in integral multiples of one-hundredth of a share).

No Stockholder Rights. A Right holder, as such, has no rights as a stockholder of the Company, including, without limitation, the right to vote or receive dividends.

Amendments. Any of the provisions of the Plan (described below) may be amended by the board of directors of the Company prior to the Distribution Date without the approval of any holders of the Rights. After the Distribution Date, the board of directors may amend the Plan to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Plan. A majority vote of the disinterested members of the Board would be required to effect any amendment.

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Tax Consequences. The Company believes that the issuance of Rights to holders with respect to its Common Stock should not be a taxable event for U.S. federal income tax purposes. The U.S. federal income tax consequences of the separation of the Rights on the Distribution Date, the exercise of the Rights and the subsequent ownership of the Preferred Stock are complex and uncertain, and holders should consult their own tax advisors for the specific tax consequences to them.

Plan. The terms of the Rights are set forth in a Tax Benefits Preservation Plan (the “Plan”) between the Company and Computershare Inc., as Rights Agent. A copy of the Plan is an Exhibit to Form 8-A filed with the Securities and Exchange Commission. A copy of the Plan is available free of charge from the Rights Agent at the following address:

250 Royal Street

Canton, MA 02021

This summary does not purport to be complete and is qualified in its entirety by reference to the Plan, which is incorporated in this summary by reference.

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